MFS SERIES TRUST V

                           CERTIFICATION OF AMENDMENT
                           TO THE DECLARATION OF TRUST


                          ESTABLISHMENT AND DESIGNATION
                                    OF CLASS

      Pursuant to Sections 6.10 and 9.3 of the Amended and Restated Declaration of Trust dated December 16, 2004, as amended (the "Declaration") of MFS Series Trust V, a business trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, do hereby divide the shares of each of MFS International New Discovery Fund and MFS Total Return Fund (each, a "Fund"), each a series of the Trust, to create one additional class of shares of each Fund, within the meaning of Section 6.10, as follows:

1.    The additional class of Shares is designated "Class R5 Shares",

2. Class R5 Shares shall be entitled to all the rights and preferences accorded to shares under the Declaration;

3. The purchase price of Class R5 Shares, the method of determination of the net asset value of Class R5 Shares, the price, terms and manner of redemption of Class R5 Shares, any conversion feature of Class R5 Shares, and relative dividend rights of holders of Class R5 Shares shall be established by the Trustees of the Trust in accordance with the Declaration and shall be set forth in the current prospectus and statement of additional information of the Trust or any series thereof, as amended from time to time, contained in the Trust's registration statement under the Securities Act of 1933, as amended;

4. All shares shall vote together as a single class except that shares of a class may vote separately on matters affecting only that class and shares of a class not affected by a matter will not vote on that matter; and

5. A class of shares of any series of the Trust may be terminated by the Trustees by written notice to the Shareholders of the class.


      IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of March 22, 2012 and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.


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ROBERT E. BUTLER
Robert E. Butler
c/o MFS Investment Management
500 Boylston Street
Boston, MA 02116


MAUREEN R. GOLDFARB
Maureen R. Goldfarb
c/o MFS Investment Management
500 Boylston Street
Boston, MA 02116


DAVID H. GUNNING
PersonNameDavid H. Gunning
c/o MFS Investment Management
500 Boylston Street
Boston, MA 02116


WILLIAM R. GUTOW
PersonNameWilliam R. Gutow
c/o MFS Investment Management
500 Boylston Street
Boston, MA 02116


MICHAEL HEGARTY
Michael Hegarty
c/o MFS Investment Management
500 Boylston Street
Boston, MA 02116

JOHN P. KAVANAUGH
John P. Kavanaugh
c/o MFS Investment Management
500 Boylston Street
Boston, MA 02116

ROBERT J. MANNING
Robert J. Manning
MFS Investment Management
500 Boylston Street
Boston, MA 02116

J. DALE SHERRATT
J. Dale Sherratt
c/o MFS Investment Management
500 Boylston Street
Boston, MA 02116


LAURIE J. THOMSEN
Laurie J. Thomsen
c/o MFS Investment Management
500 Boylston Street
Boston, MA 02116


ROBERT W. UEK
Robert W. Uek
c/o MFS Investment Management
500 Boylston Street
Boston, MA 02116



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